Table of Contents

EXHIBIT 15.1

ACKNOWLEDGMENT OF ERNST & YOUNG,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Coronado Global Resources Inc.

We are aware of the incorporation by reference in the following Registration Statements (including all amendments thereto) of Coronado Global Resources Inc. (the “Company”):

Form S-3 No. 333-239730

Form S-8 No. 333-236597

of our review report dated August 10, 2020 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Form 10-Q for the quarter ended June 30, 2020.

/s/ Ernst & Young

Brisbane, Australia

August 10, 2020

Coronado Global Resources Inc. Form 10-Q June 30, 2020                                   1